UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010

ITRONICS INC.

-----------------------------------------------------------------------------------------------------------

                                            Texas                                  33-18582                          75-2198369

                            (State or other jurisdiction              (Commission File                   (IRS Employer

                                  of incorporation)                            Number)                        Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada       89509

                  (Address of Principal Executive Offices)                              Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Securities

In October 2009 we issued an aggregate 22,483,977 common shares valued at $35,229 to three consultants for management consulting services to be provided.

In November 2009 we issued an aggregate 21,200,000 common shares valued at $53,000 to three consultants for management consulting services to be provided.

In November 2009 we issued an aggregate 3,200,000 common shares valued at $8,000 to two investors for prepaid interest on short term inventory loans.

In November 2009 we issued an aggregate 5,068,750 common shares valued at $11,151 to Gregory Skinner, our Secretary, for legal services provided.

In November 2009 we issued an aggregate 45,310,638 common shares to one accredited investor in payment of $64,000 principal on the Series 2000 Convertible Notes (the "Notes").

In January 2010 we issued an aggregate 64,708,336 common shares to thirty-one accredited investors in payment of $137,300 principal and $18,000 accrued interest, for a total of $155,300, on the Series 2000 Convertible Notes (the "Notes").

Since the inception of the extension program of the Notes in September 2008 , the Company has issued 599,636,602 common shares in payment of $823,800 in principal and $108,000 in accrued interest, for a total of $931,800. The extended Notes and accrued interest are payable in approximately 17 quarters, of which six quarterly payments have been made. Based on the Notes presently extended, future quarterly payments in common stock will be $155,300.

During the period of November 2009 and January 14, 2010 a total of $70,000 has been received from three investors from the private placement of 2009 Series A 10% Callable Convertible Promissory Notes. These notes are for five years and are convertible into common shares one year after the date of the note at $0.002 per share, for a total of 35,000,000 common shares. The Company may also call the notes after one year if the Company’s common share price closes above $0.004 for 60 consecutive trading days.

In October 2009, a one year warrant for 4 million common shares exercisable at $0.0015 per share granted to a consultant for management consulting services was extended for one year under the same terms.

On November 11, 2009 individuals listed in the table below were granted a ten year option to acquire the below listed common shares at $0.002 per share. The options vested immediately. The number of options granted was based on the individual’s deferred salary and principal amount of loans made to the Company during the period April 1, 2009 through October 31, 2009 and was calculated at 100,000 shares for each $1,000 of deferred salary and loan principal. In addition, these individuals can convert their deferred salary, loans, or accrued interest into common stock at the closing trade price on the date of conversion or they may convert such amounts into a then current private placement under the terms of the placement applicable on the date of conversion. Issuance of shares due upon conversion of deferred salary will be delayed pending the Company receiving adequate funds to pay the related payroll taxes.

		Deferred
		Salary	No. of
		and	Options
	Position	Loans	Granted
John W. Whitney	President	$97,917	9,791,700
Duane Rasmussen	Former Vice	77,000	7,700,000
	President
Michael Horsley	Controller	24,500	2,450,000
4 other employees	Various	41,933	4,193,300
		$241,350	24,135,000

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Itronics Inc. or executive officers of Itronics Inc., and transfer was restricted by Itronics Inc. in accordance with the requirements of the Securities Act. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

As of the most recent Form 8-K regarding sale of unregistered securities, dated October 7, 2009, there were 2,925,774,334 common shares outstanding. The shares issued from that date to January 14, 2010, as detailed above, total 161,971,701 common shares. As of January 14, 2010 there were 3,087,746,035 common shares issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRONICS INC.

(Registrant)

Date: January 21, 2010                                                      By: /S/ John W. Whitney

                                                                                              John W. Whitney

                                                                                              President, Treasurer and Director

                                                                                              (Principal Executive and Financial

                                                                                              Officer)